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                                                                   EXHIBIT 14(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Shareholders and Board of Trustees
The Travelers Series Trust:

We consent to the incorporation by reference, in this registration statement, of our report dated February 18, 2005, on the statement of assets and liabilities, including the schedule of investments, of Equity Income Portfolio, a series of The Travelers Series Trust, as of December 31, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. The financial highlights for each of the years in the three-year period ended December 31, 2002 were audited by other auditors whose report thereon dated February 12, 2003, expressed an unqualified opinion on the financial highlights. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement.


                                                    /s/ KPMG LLP


New York, New York
December 13, 2005